                                                                  Exhibit (1)(d)

                            ARTICLES SUPPLEMENTARY

                                      TO

                           ARTICLES OF INCORPORATION

                                      OF

                           U.S.T. MASTER FUNDS, INC.


     U.S.T. MASTER FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Fund"), hereby certifies to the state Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Fund has reclassified 125,000,000 of the authorized and unissued shares of Class C Common Stock (of par value of One Mil ($.001) per share and of the aggregate par value of One Hundred Twenty-Five Thousand Dollars ($125,000)), 125,000,000 of the authorized and unissued shares of Class D Common Stock (of par value of One Mil ($.001) per share and of the aggregate par value of One Hundred Twenty-Five Thousand Dollars ($125,000), and 125,000,000 of the authorized and unissued shares of Class E Common Stock (of the par value of One Mil ($.001) per share and of the aggregate par value of One Hundred Twenty-Five Thousand Dollars ($125,000)) as Class F Common Stock pursuant to the following resolutions adopted by a majority of the Directors of the Fund at a meeting duly held on January 30, 1987:

          RESOLVED, that pursuant to Article VI of the Articles of Incorporation of the Company (the "Charter"), 125,000,000 shares currently classified as Class C Common Stock (of the par value of One Mil ($.001) per share and of the aggregate par value of One Hundred Twenty-Five Thousand Dollars ($125,000)), 125,000,000 shares currently classified as Class D Common Stock (of the par value of one Mil ($.001) per share and of the aggregate par value of one Hundred Twenty-Five Thousand Dollars ($125,000)), and 125,000,000 shares currently classified as Class E Common Stock (of the par value of One Mil ($.001) per share and of the aggregate par value of one Hundred Twenty-Five Thousand Dollars ($125,000)) be, and hereby are reclassified into a sixth class of shares of capital stock and designated as Class F Common Stock;

          FURTHER RESOLVED, that each share of Class F Common Stock shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption that are set forth in the Chapter of the Company with respect to its shares of capital stock; and

          FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered to execute, seal, and deliver any and all documents, instruments, papers, and writings, including but not limited to Articles Supplementary to be filed with the State Department of Assessments and Taxation of Maryland, and to do any and all other acts, in the name of the Company and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolutions.

     SECOND:   The shares of Class C, D, and E Common Stock of the Fund
reclassified pursuant to the resolutions set forth in Article FIRST of these Articles Supplementary have been reclassified by the Fund's Board of Directors under the authority contained in the Charter of the Corporation.

     IN WITNESS WHEREOF, U.S.T. MASTER FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its

President and its corporate seal to be hereunto affixed and attested by its Secretary on this 10th day of April, 1987.

                                          U.S.T. MASTER FUNDS, INC.


[SEAL]
                                      By: /s/ Karen A. G. Loud
                                          ---------------------------
                                          Karen A. G. Loud, President


Attest:

/s/ W. Bruce McConnel, III
--------------------------
W. Bruce McConnel, III
Secretary

DOCUMENT CODE 16    BUSINESS CODE 03    COUNTY _____
             ----                ----

# D1750454     P.A.     Religious  _____ Close    _____ Stock    _____ Nonstock
  --------

Merging
(Transferor)______________________                Surviving
__________________________________                (Transferee)_____________________
__________________________________                _________________________________
__________________________________                _________________________________
_________________________________

CODE  AMOUNT  FEE REMITTED
----  ------  ------------
20    ______  Organ. & Capitalization             Name Change
                                                  (New Name)____________
                                                  ______________________
                                                  ______________________

61    ______  Rec. Fee (Arts. of Inc.)            _____ Change of Name
                                                  _____ Change of Principal Office
62      20    Rec. Fee (Amendment)                _____ Change of Resident Agent
      ------                                      _____ Change of Resident Agent Address

63    ______  Rec. Fee (Merger or Consolidation)

64    ______  Rec. Fee (Transfer)

65    ______  Rec. Fee (Dissolution)

66    ______  Rec. Fee (Revival)

52    ______  Foreign Qualification

50    ______  Cert. of Qual. or Reg.

51    ______  Foreign Name Registration

13      15    2 Certified Copy 8P
      ------  -                --

56    ______  Foreign Penalty

54    ______  For. Supplemental Cert.

73    ______  Certificate of conveyance
              _________________________
              _________________________

      ______  Special Fee

80    ______  For. Limited Partnership

83    ______  Cert. Limited Partnership

84    ______  Amendment to Limited Partnership

85    ______  Termination of Limited Partnership

21    ______  Recordation Tax

22    ______  State Transfer Tax

23    ______  Local Transfer Tax

31    ______  _____ Corp. Good Standing

NA    ______  Foreign Corp. Registration

71    ______  Financial

                                             Code__________

                                   ATTENTION:______________________
                                   ________________________________
                                   ________________________________


          Other_______________     MAIL TO ADDRESS: Leah R. Schuman
                                   c/o Venable Baetjer & Howard
                                   1800 Mercantile Bank Trust Bldg.
          Other_______________     2 Hopkins Plaza
                                   Baltimore, Maryland 21201

TOTAL
FEES    35
      ------


            X   Check    ____ Cash             Note:
          -----                                ----

          ___ Documents on ___ Checks

APPROVED BY:  DTC
            -------

                                  CERTIFICATE
                                  -----------


          THE UNDERSIGNED, President of U.S.T. MASTER FUNDS, INC., who executed on behalf of said Corporation the attached Articles Supplementary to Articles of Incorporation of said Corporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of her knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.


                              /s/ Karen A. G. Loud
                              ------------------------
                              Karen A. G. Loud
                              President

                               STATE OF MARYLAND
                 STATE DEPARTMENT OF ASSESSMENTS AND TAXATION


     THE ARTICLES SUPPLEMENTARY OF U.S.T MASTER FUNDS, INC. HAVE BEEN RECEIVED AND APPROVED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION THIS 23rd DAY OF APRIL, 1987 AT 3:19 P.M. AND WILL BE RECORDED.




                                             By: /s/ Dean W. Kitchen
                                                --------------------------
                                                Corporate Administrator


                    FEE                      CO.       DOCUMENT
FEE PAID            CODE      AMOUNT         CODE      REFERENCE
--------            ----      ------         ----      ---------

                                      -7-